Exhibit 99.1

Energous Corporation Reports Second Quarter 2017 Financial Results

SAN JOSE, CA – Aug. 8, 2017 – Energous Corporation (NASDAQ: WATT), the developer of WattUp®, a revolutionary wire-free, over-the-air, power-at-a-distance charging technology, today announced financial results for the second quarter ended June 30, 2017, and provided an update on its operational progress.

Recent Highlights

•	Energous received the first orders for production quantities of its chipsets from three customers in the second quarter, with anticipated shipment in the third quarter; end products from these customers are expected to reach consumers before the end of the year
•	In advance of Certification, Energous completed identified tests to demonstrate compliance with FCC rules for the first substantial power-at-a-distance transmitter, anticipates formal certification before the forecasted release of products utilizing Energous’ Mid Field transmitter technology by the end of 2017
•	Received additional $15 Million investment from strategic component supplier, Dialog Semiconductor
•	Increased its patent count to 54, from 48 in the prior quarter
•	Expanded the number of active customer engagements to 76, from 68 in the prior quarter
•	Successfully completed key milestone projects with the company’s strategic partners
•	Recognized approximately $300,000 in engineering services revenue for the 2017 second quarter
•	Reduced cash spending in the 2017 second quarter

“This quarter, Energous marked a major milestone in its advancement towards commercialization: the company’s first orders for WattUp chipsets.  Further towards that goal, we completed previously identified tests for FCC certification for our Mid Field transmitter, and increased the number of active international customer engagements.  We are driving an increasing number of customers to the final stages of WattUp integration, and we continue to expect consumer availability of these products later this year,” said Stephen R. Rizzone, president and CEO. “Due to the broad appeal of truly wire-free charging and our significant company progress, we are seeing increasing interest from multiple potential partners and customers for our technology, and we are driving the global advancement of the ecosystem through conversations and demonstrations with regulators, partners and customers.”

Unaudited 2017 Second Quarter Financial Results

For the second quarter ended June 30, 2017, Energous recorded:

•	Revenue of approximately $300,000
•	Operating expenses of $13.2 million (GAAP), comprised of $8.7 million in research and development, $3.3 million in general and administrative costs, and $1.2 million in sales and marketing expenses
•	Net loss of $12.9 million, or a loss of $0.63 per basic and diluted share
•	Adjusted EBITDA (a non-GAAP financial measure) loss of $8.2 million
•	$13.1 million in cash and cash equivalents at the end of the second quarter, with no debt

2017 Second Quarter Conference Call

Energous will host a conference call to discuss its financial results, recent progress and prospects for the future.

When:	Tuesday, August 8, 2017
Time:	1:30 p.m. PT (4:30 p.m. ET)
Phone:	866-235-9911 (domestic); 412-317-1083 (international)
Replay:	Accessible through August 15, 2017

877-344-7529 (domestic); 412-317-0088 (international); passcode 10110812

Webcast:	Accessible at Energous.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Energous presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, taxes, depreciation, amortization, and stock-based compensation. The company’s definition of adjusted EBITDA may not be comparable to the definitions of similarly-titled measures used by other companies. Energous believes that this non-GAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the company’s internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Energous Corporation

Energous Corporation is the developer of WattUp® – an award-winning, wire-free charging technology that will transform the way consumers and industries charge and power electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary radio frequency (RF) based charging solution that delivers intelligent, scalable power via radio bands, similar to a Wi-Fi router. WattUp differs from older wireless charging systems in that it delivers contained power, at a distance, to multiple devices – thus resulting in a wire-free experience that saves users from having to remember to plug in their devices. For more information, please visit Energous.com.

Safe Harbor Statement

This press release contains forward-looking statements that describe our future plans and expectations. These statements generally use terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or similar terms. Examples of our forward-looking statements in this release include our statements about our partnership with Dialog, development of market demand, production and deployment of products. Our forward-looking statements speak only as of this date; they are based on current expectations and we undertake no duty to update them. Factors that could cause actual results to differ from what we expect include: unexpected delays in our ability to develop commercially feasible technology; uncertain timing of necessary regulatory approvals; timing of customer orders and success of customer products; our dependence on distribution partners; market acceptance of our technology; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, in evaluating our forward-looking statements.

– Financial Tables Follow –

 Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$13,084,360	$31,258,637
Accounts receivable	250,500	149,500
Prepaid expenses and other current assets	819,300	1,374,585
Prepaid rent, current	80,784	80,784
Total current assets	14,234,944	32,863,506

Property and equipment, net	1,944,157	2,209,475
Prepaid rent, non-current	97,060	137,452
Other assets	38,888	48,507
Total assets	$16,315,049	$35,258,940

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,377,871	$4,707,763
Accrued expenses	1,645,696	1,867,995
Deferred revenue	29,136	131,959
Total current liabilities	4,052,703	6,707,717

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at June 30, 2017 and December 31, 2016; no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 50,000,000 shares authorized at June 30, 2017 and December 31, 2016; 20,862,152 and 20,367,929 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively.	207	202
Additional paid-in capital	162,178,863	153,075,595
Accumulated deficit	(149,916,724)	(124,524,574)
Total stockholders’ equity	12,262,346	28,551,223
Total liabilities and stockholders’ equity	$16,315,049	$35,258,940

 Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Revenue:
Engineering product development	$299,506	$181,818	$874,874	$318,182
Total revenue	299,506	181,818	874,874	318,182

Operating expenses:
Research and development	8,692,003	7,462,360	17,045,187	15,136,453
Sales and marketing	1,187,313	646,177	2,782,765	1,453,244
General and administrative	3,341,563	2,360,453	6,444,314	4,816,066
Total operating expenses	13,220,879	10,468,990	26,272,266	21,405,763
Loss from operations	(12,921,373)	(10,287,172)	(25,397,392)	(21,087,581)

Other income (expense):
Loss on sales of property and equipment, net	-	-	(726)	-
Interest income	2,363	2,617	5,968	6,483
Total	2,363	2,617	5,242	6,483

Net loss	$(12,919,010)	$(10,284,555)	$(25,392,150)	$(21,081,098)

Basic and diluted net loss per common share	$(0.63)	$(0.62)	$(1.23)	$(1.27)

Weighted average shares outstanding, basic and diluted	20,643,261	16,721,332	20,564,561	16,563,780

 Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Net loss (GAAP)	$(12,919,010)	$(10,284,555)	$(25,392,150)	$(21,081,098)
Add (subtract) the following items:
Interest income	(2,363)	(2,617)	(5,968)	(6,483)
Depreciation and amortization	355,422	182,468	681,985	374,572
Stock-based compensation	4,365,963	1,591,677	7,904,154	3,545,211
Adjusted EBITDA (non-GAAP)	$(8,199,988)	$(8,513,027)	$(16,811,979)	$(17,167,798)

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Energous Public Relations

PR@energous.com

408-963-0200

Investor Relations Contact:

Bishop IR

Mike Bishop

(415) 894-9633

IR@energous.com